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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report August 9, 2006

                           RESOURCES CONNECTION, INC.


            Delaware                     0-32113              33-0832424
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  (State or other jurisdiction         (Commission           (IRS Employer
        of incorporation)              File Number)       Identification No.)

         695 Town Center Drive, Suite 600, Costa Mesa, California 92626

        Registrant's telephone number, including area code (714) 430-6400

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

            (d)  Election of New Director

     On August 9, 2006, Resources Connection, Inc. (the "Company") announced that its Board of Directors (the "Board") had elected Robert F. Kistinger to the Board, effective immediately. Upon Mr. Kistinger's election, the Board also appointed Mr. Kistinger, an independent director, as a member of the Audit Committee. A copy of the press release announcing Mr. Kistinger's election is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

ITEM 8.01   OTHER ITEMS

     At a regularly scheduled Board meeting on August 3, 2006, the Board reaffirmed the Company's previously announced share repurchase plan. The Board reaffirmed the Company's authorization to repurchase up to 1,460,389 shares of its outstanding common stock (those shares remaining from the original authorization of 3,000,000 shares); in reaffirming this authorization, the Board added to the previously announced plan the condition that the total authorized capital expenditure for the remaining 1,460,389 shares of common stock not exceed $60,000,000. Purchases under the share repurchase plan, if made, will continue to be either in the open market at prevailing prices, or in privately negotiated transactions at then prevailing prices.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

            (d)  Exhibits

            99.1  Text of press release, dated August  9, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    RESOURCES CONNECTION, INC.


Date:  August 9, 2006
                                                    By: /s/ Donald B. Murray
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                                                        Donald B. Murray
                                                        Chief Executive Officer